EXHIBIT 99.1

              SAF T LOK ANNOUNCES CHANGE IN CONTROL OF THE COMPANY

         February 21, 2001 (West Palm Beach, FL) - Saf T Lok Incorporated (NASDAQ: LOCK) announced today that a change in control of its board of directors was effected as a result of the appointment of five new directors. The Company's Chairman Franklin Brooks, acting in accordance with Article 5, Section 8 of the Bylaws of the Company, filled vacancies resulting from the resignation of four incumbent directors and an increase in the number of directors from five to six. The Board then met and increased the number to seven and appointed the sixth new director.

         The newly appointed directors are James E. Winner, Jr., Stephen Gurgovits, John F. Hornbostel, Jr., Adam Monks, Richard Florida and Karen Winner Hale. Franklin Brooks remains as a member of the Company's board of directors. The directors who resigned are James Stanton, Dennis DeConcini, William Schmidt and Jeffrey Brooks.

         Prior to the resignations of directors Jeffrey Brooks and William Schmidt the board of directors met to consider a proposal put forth by James E. Winner, Jr. (the "Winner Proposal") to replace the four incumbent directors with a slate of directors presented by Mr. Winner. After considering various options the directors unanimously agreed that it would be in the best interest of the shareholders to take the necessary actions to advance the Winner Proposal. In furtherance thereof, the board was reconstituted as set forth above.

         James E. Winner, Jr. developed The Club(R) vehicle anti-theft device, the original patented vehicle steering wheel lock and the No. 1 selling mechanical anti-theft device for cars and trucks worldwide. In 1986, he formed and incorporated Winner International to market The Club(R) with the corporate mission to serve its customers and community with fairness and integrity and be the world leader in providing innovative quality, security and safety products. In 1996 Mr. Winner formed and became Chairman of Winner Holdings Company to oversee and maintain overall administration and operation of Winner International and other Winner businesses. Mr. Winner has been recognized for both his personal, as well as his professional achievements, receiving The Merrill Lynch and Ernst & Young "Entrepreneur of the Year" Award in 1992 and The Shenango Valley Pennsylvania Chamber of Commerce "Person of the Year" Award in 1994.

         Karen Winner Hale has been the Chief Executive Officer of Winner International since 1999 and is the Vice Chairman of the parent company, Winner Holdings. She assisted in the founding of Winner International in 1986 and was its Chief Operating Officer until 1999. She has served on the boards of the Shenango Valley Foundation, The Winner Foundation and the Shenango Valley Chamber of Commerce. Ms. Winner Hale earned and M. B. A. degree from Youngstown State University.

         John F. Hornbostel, Jr. has been the Vice President, General Counsel and Secretary of Winner International since 1993, and holds these positions with other Winner Companies. He was Vice President, General Counsel and Secretary of RMI Titanium Company from 1982 to 1993. He is a member of the American Corporate Counsel Association and received his J.D. degree from Fordham University School of Law.

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     Stephen J. Gurgovits is President and CEO of First National Bank of
Pennsylvania and has been Vice Chairman of F.N.B. Corporation since 1998. He was Executive Vice President of F.N.B. Corporation from 1995 to 1998 and was its Senior Vice President from 1988 to 1995. Mr. Gurgovits is a member of the board of directors of Sun Bancorp, Inc., Winner International LLC, Walton Paint Co., Sharon Regional Health System, and Garmon University. He is also a director and treasurer of SEED, Inc., Chairman of Penn Northwest Development Corporation and is active in a number of community organizations.

     Adam Monks has been President of ASM Associates since 1997. Form 1995 to 1997, he was Executive Vice President and Chief Financial Officer of American Eagle Outfitters. He was a partner with Ernst & Yount LLP from 1966 to 1995.

     Richard Florida serves as the H. John Heinz III Professor of Regional Economic Development at Carnegie Mellon University since 1996. He received his Ph.D. from Columbia University in 1986 and joined the faculty of Carnegie Mellon University in 1987 after having been on the faculty at Ohio State University since 1985. Dr. Florida has been the recipient of numerous research grants, has published more than one hundred articles, is the author of five books and is currently writing a book entitled "Get Real: What's Really New About The Economy".

     No payments were made in order to effect the change in control of the Company's board of directors. Moreover, the new directors have received no compensation, including securities of the Company, in connection with the change in control. However the Winner Proposal contemplates (i) the granting of options to purchase the Company's common stock to the incoming management team, (ii) a reduction in the exercise price of outstanding options granted to the Company's outgoing management, in consideration for their forfeiture of accrued salaries,
(iii) the creation of a new stock option plan to reward key employees of the Company, and (iv) an amendment to the Company's Articles of Incorporation that would increase the number of shares the Company is authorized to issue, and thereby enable the Company to consummate acquisitions and/or secure financing. These aspects of the Winner Proposal are expected to be submitted to shareholders of the Company for their approval, at a meeting of shareholders to be called for that purpose.

     Mr. Winner has indicated that the short-term goals of the new board of directors are to maintain the Company's Nasdaq listing and, over the long term, to drive the business through organized growth and acquisitions to create a fast growth company that will maximize the P/E ratio of the stock in the marketplace for the benefit of the Company's shareholders.

Saf T Lok Incorporated is the manufacturer of the Saf T Lok(R) child safety locks for handguns. Saf T Lok's patented combination gun locks for revolvers and semi-automatic handguns become an integral part of the firearm so there is nothing to remove, no keys or rings to find and no batteries to fail. The "touch-sensitive" combination allows for the operation of the lock - even in the dark. Unlike trigger locks, which require guns to be unloaded, the Saf T Lok gun locks attach to the grip or magazine of a handgun and block the weapon internally so it cannot be fired, even if it is loaded and the trigger pulled. Only someone who knows the combination can use the gun or remove the lock.

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EXCEPT FOR HISTORICAL INFORMATION, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING
STATEMENTS CONCERNING, AMONG OTHER THINGS, FUTURE PLANS AND OPERATING RESULTS. SUCH STATEMENTS ARE BASED ON THE COMPANY'S CURRENT PLANS AND EXPECTATIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY BASED UPON A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO INCREASED COMPETITION, DEPENDENCE UPON KEY PERSONNEL, MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS, THE NEED TO RAISE ADDITIONAL CAPITAL, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT: PAMELA MCKOY, WINNER HOLDINGS (724) 981-1152